                                                               EXHIBIT 10.69


                                 FIRST AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT
                               AND LIMITED WAIVER



     FIRST AMENDMENT AND LIMITED WAIVER, dated as of May 12, 2003 (this "Amendment"), to the Loan and Security Agreement, dated as of September 23, 2002 (the "Loan Agreement"), by and among, on the one hand, the lenders identified on the signature pages thereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, IRON AGE CORPORATION, a Delaware corporation ("Iron Age"), FALCON SHOE MFG. CO., a Maine corporation ("Falcon" and together with Iron Age, each individually a "Borrower" and collectively, jointly and severally, as "Borrowers"), and IRON AGE HOLDINGS CORPORATION, a Delaware corporation ("Parent").

     WHEREAS, the Parent, the Borrowers, the Agent and the Lenders are willing to amend the Loan Agreement; and

     WHEREAS, the Agent and the Lenders are willing to waive, on a limited basis, certain Events of Default that have occurred and are continuing under the Loan Agreement;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

     1. Capitalized Terms. Any capitalized term used herein and not defined herein shall have the meaning assigned to it in the Loan Agreement.

     2. Definitions. Section 1.1 of the Loan Agreement is hereby amended as follows:


          (a) The definitions of the terms "EBITDA" and "Excess Availability" are hereby amended in their entirety to read as follows:

               "'EBITDA' means, with respect to any fiscal period, Parent's and its Subsidiaries' consolidated net earnings (or loss) (including, the one-time adjustments set forth on Schedule E-3), minus non-cash extraordinary gains, plus non-cash extraordinary losses, interest expense, income taxes, depreciation, amortization, other non-cash charges, Fenway Fund management fees and expenses (to the extent permitted by Section 7.11), any fees and expenses paid to the Consultant pursuant to Section 6.18 in an aggregate amount not to exceed $200,000, and the amendment fee paid by the Borrowers pursuant to the First Amendment, plus or minus non-cash LIFO adjustments to cost of goods sold, in each case for such period, as determined in accordance with GAAP."

               "'Excess Availability' means the amount, as of the date any determination thereof is to be made, equal to Availability plus any fees and expenses paid to the Consultant pursuant to Section 6.18 in an aggregate amount not to exceed $200,000 and the amendment fee paid by the Borrowers pursuant to the First Amendment, minus the aggregate amount, if any, of all trade payables of Parent and its Subsidiaries aged in excess of their historical levels with respect thereto in any material respect and all book overdrafts in excess of their historical practices with respect thereto in any material respect , in each case as determined by Agent in its Permitted Discretion."

          (b) Definitions of the terms "Budget" and "First Amendment" are hereby inserted, in appropriate alphabetical order, to read as follows:

               "'Budget' means (a) the thirteen-week cash requirements forecast setting forth Borrowers' projected cash receipts, disbursements, and Borrowings (including issuances of Letters of Credit) for the periods covered thereby or any other projections or forecasts prepared on a weekly basis by or on behalf of Borrowers and delivered by Administrative Borrower to Agent and Lenders pursuant to Section 6.18 hereto and (b) upon acceptance thereof, any projections or forecasts delivered by Administrative Borrower to Agent and Lenders pursuant to
          Section 6.3(l) supplementing and superceding the Budget previously delivered to Agent and Lenders, in each case, which is in form and substance reasonably acceptable to Agent and Lenders at the time of delivery thereof."

               "'First Amendment' means the First Amendment to Loan and Security Agreement and Limited Waiver, dated as of May 12, 2003."

     3. Revolver Advances. The first sentence of Section 2.1(a) of the Loan Agreement is hereby amended by (a) deleting the phrase "the lesser of" immediately prior to clause (i) therein and substituting in lieu thereof "the least of", (b) deleting the "and" at the end of clause (i) therein, (c) deleting the "." at the end of clause (ii) therein and substituting in lieu thereof ", and", and (d) adding the following new clause (iii) at the end thereof:

     "(iii) from and after May 23, 2003, the projected Borrowings (including issuances of Letters of Credit) for the corresponding period set forth in the Budget."

     4. Optional Overadvances. The first sentence of clause (i) of Section 2.3(i) of the Loan Agreement is hereby amended by (a) deleting the "and" at the end of clause (C) therein, (b) redesignating existing clause (D) therein as new clause (E), and (c) adding the following new clause (D):

          "(D) from and after May 23, 2003, the Revolver Usage would not exceed the projected Borrowings (including issuances of Letters of Credit) for the corresponding period set forth in the Budget, and"

     5. Letters of Credit. The fourth sentence of Section 2.12(a) of the Loan Agreement is hereby amended by deleting clause (i) thereof in its entirety and substituting in lieu thereof the following:

          "(i) the Letter of Credit Usage would exceed the lesser of (A) the Borrowing Base less the then extant amount of outstanding Advances and the aggregate amount of the Inventory Reserves and (B) from and after May 23, 2003, the projected Borrowings (including issuances of Letters of Credit) set forth in the Budget on the applicable determination date less the then extant amount of outstanding Advances, or"

     6. Financial Statements, Reports, Certificates. Section 6.3 of the Loan Agreement is hereby amended by (a) redesignating existing clause (l) therein as new clause (n), and (b) adding the following new clauses (l) and (m):

          "(l) upon Agent's request or at Borrowers' election (with Agent's consent (which consent shall not be unreasonably withheld)), a Budget supplementing and superseding the Budget previously delivered to Agent and Lenders, prepared on a weekly basis and otherwise in form and substance reasonably satisfactory to Agent and Lenders,

          (m) on Tuesday of each week, commencing on June 3, 2003, a comparison of actual results to projections under the Budget (i.e., deliver on Tuesday with respect to actual results through the prior Friday), and"

     7. Additional Affirmative Covenant. Article 6 of the Loan Agreement is hereby amended to add the following new Sections 6.18 and 6.19 thereto:

          "6.18 BUDGET. On or before May 23, 2003, deliver to Agent and Lenders a Budget, which Budget shall be updated from time to time pursuant to
     Section 6.3(l). Such Budget, when delivered and as so updated, shall be believed by Parent and Borrowers at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by Parent and Borrowers, and shall have been based on assumptions believed by Parent and Borrowers to be reasonable at the time made and upon the best information then reasonably available to Parent and Borrowers, and Parent and Borrowers shall not be aware of any facts or information that would lead any of them to believe that such Budget, as so updated, is incorrect or misleading in any material respect.

          6.19 RETENTION OF FINANCIAL CONSULTANT. On or before May 19, 2003, retain, and continue at all times thereafter the retention of, a consultant acceptable to Agent and Lenders (a "Consultant"), to assist the Loan Parties in exploring strategic alternatives with respect to their financial condition. The scope of such retention, the duties of the Consultant and all other terms of such retention shall be set forth in a written agreement, which shall be in form and substance acceptable to Agent and Lenders (it being understood that the aggregate amount of fees payable to the Consultant thereunder shall not exceed $200,000). The Loan Parties shall provide the Consultant with all assistance and cooperation necessary to fully perform its duties under such retention agreement, and the Loan Parties shall make the Consultant available to Agent and Lenders to discuss the Consultant's findings and recommendations upon Agent's reasonable request."

     8. Financial Covenants. Section 7.20 of the Loan Agreement is hereby amended as follows:

          (a) Section 7.20(d) of the Loan Agreement is hereby amended in its entirety to read as follows:

               "(D) EXCESS AVAILABILITY. Fail to maintain Excess Availability (calculated without regard to the Existing Defaults (as defined in the First Amendment) and the funding limitations imposed by the Budget) of at least $3,000,000 at the end of each week (as determined on a weekly basis by the delivery to Agent and Lenders on Tuesday of each week of a calculation of the Borrowing Base as of the prior Friday)."

          (b) The following new clause (e) is hereby added to Section 7.20 of the Loan Agreement:

               "(E) BUDGET. From and after May 23, 2003, permit or suffer a variance from the Budget with respect to the line items indicated below in excess of the percentage set forth opposite each such line item, measured on a cumulative weekly basis for the week then ended:

                -------------------------------------------------------------------------
                             Budget Line Item:                        Variance:
                             ----------------                         --------
                -------------------------------------------------------------------------
                Cash Receipts                                Less than 90% of Budget
                -------------------------------------------------------------------------

                Disbursements for each line item expense     More than 110% of Budget"
                -------------------------------------------------------------------------


     9. Limited Waiver.

          (a) The Parent and the Borrowers have advised the Agent and the Lenders that the Events of Default listed on Annex I hereto (the "Existing Defaults") have occurred and are continuing under the Loan Agreement and the other Loan Documents, and have requested that the Agent and the Lenders waive such Existing Defaults.

          (b) Pursuant to the foregoing request, the Agent and the Lenders hereby waive, for the period commencing on the Amendment Effective Date and ending on the earliest to occur of the following dates (the period ending on earliest of such dates being referred to herein as the "Waiver Period"): (i) June 26, 2003, (ii) the date on which the Agent determines, in its sole discretion (x) that any Borrower or any Guarantor has breached, or is not proceeding in good faith towards the performance of, any of its obligations as set forth in the Loan Agreement (as amended by this Amendment) or (y) that there has occurred, or in the opinion of the Agent there is reasonably likely to occur, a Material Adverse Change and (iii) the date of occurrence of any other Event of Default under the Loan Agreement or any of the other Loan Documents. Upon expiration of the Waiver Period, the limited waiver set forth in this clause (b) shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit the Agent and the Lenders to exercise any and all of their rights and remedies immediately and at any time and from time to time thereafter, including, without limitation, the right to accelerate the Obligations and exercise any other remedies set forth in the Loan Agreement, the other Loan Documents, applicable law and otherwise, in each case, without any notice, passage of time or forbearance of any kind.

          (c) Except as expressly set forth in clause (b), the Lenders have not waived, are not by this Amendment waiving, and have no present intention of waiving, any Existing Defaults or any other Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and nothing contained herein shall be deemed or constitute any such waiver. Subject to clause (b), the Agent and the Lenders reserve the right, in their discretion, to exercise any or all rights or remedies under the Loan Agreement, the other Loan Documents, applicable law and otherwise, as a result of any Existing Defaults or any other Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof, and the Agent and the Lenders have not waived any of such rights or remedies and nothing in this Amendment, and no delay on the Agent's and the Lenders' part in exercising such rights or remedies, should be construed as a waiver of any such rights or remedies.

          (d) Each Borrower and each Guarantor hereby (i) represents and warrants that no Events of Default other than the Existing Defaults have occurred and are continuing under the Loan Agreement or any of the other Loan Documents and (ii) acknowledges and agrees that, subject to clause (b), each of the Existing Defaults entitles the Agent and the Lenders to (1) declare the Obligations to be immediately due and payable under the terms of the Loan Agreement and the other Loan Documents and (2) exercise their rights and remedies under the Loan Agreement, the other Loan Documents, applicable law or otherwise.

          (e) The Agent's and the Lenders' agreement to waive the Existing Defaults during the Waiver Period is not, and shall in no way be deemed or construed as, a waiver by the Agent or the Lenders of such Existing Defaults after the Waiver Period or any other Default or Event of Default under the Loan Agreement or any other Loan Document whether now existing or hereafter occurring.

          (f) The Borrowers confirm and agree that, notwithstanding anything to the contrary contained in the Loan Agreement or any other Loan Document, during the Waiver Period, they are not permitted to, and that they will not, make any payment, or pay any dividend to the Parent for any payment by it, in respect of the Parent Notes or the Fenway Management Agreement.

     10. Conditions to Effectiveness. The effectiveness of this Amendment and the limited waiver set forth in Paragraph 9 hereof is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agent is hereafter referred to as the "Amendment Effective Date"):

          (a) The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Amendment Effective Date shall be true and correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such date).

          (b) No Default or Event of Default (other than the Existing Defaults) shall have occurred and be continuing on the Amendment Effective Date, or result from this Amendment becoming effective in accordance with its terms.

          (c) The Agent and the Lenders shall have executed this Amendment and received a counterpart of this Amendment, which bears the signature of the Parent and each Borrower.

          (d) The Borrowers shall have paid to the Agent for the account of the Lenders in accordance with the Lenders' respective Pro Rata Shares (or the Agent may charge the Loan Account pursuant to Section 2.10) a fee of $50,000, which fee shall be earned in full on the date of this Amendment.

     11. Representations and Warranties. The Parent and each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

          (a) The representations and warranties herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Amendment Effective Date are true and correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date).

          (b) No Default or Event of Default has occurred and is continuing or would result from this Amendment becoming effective in accordance with its terms.

          (c) The Parent and each Borrower (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization,
(ii) has all requisite power and authority to execute, deliver and perform this Amendment and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified could not be expected to have a Material Adverse Change.

          (d) The execution, delivery and performance by the Parent and each Borrower of this Amendment and the performance by the Parent and each Borrower of the Loan Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary action, and (ii) do not and will not contravene such Person's Governing Documents.

          (e) The execution, delivery, and performance by the Parent and each Borrower of this Amendment and the performance by the Parent and each Borrower of the Loan Agreement, as amended by this Amendment, do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

          (f) This Amendment and the Loan Agreement, as amended by this Amendment, when executed and delivered by the Parent and each Borrower will be the legally valid and binding obligation of the Parent and each Borrower, enforceable against the Parent and each Borrower in accordance with their respective terms.

     12. Miscellaneous.

          (a) Continued Effectiveness of the Loan Agreement. Except as otherwise expressly provided herein, (i) the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (A) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment and (B) all references in the other Loan Documents to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, (ii) to the extent that the Loan Agreement or any other Loan Document purports to pledge to Agent, or to grant to Agent a security interest in or lien on, any collateral as security for the Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agent or the Lenders under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

          (b) Release. Each Borrower and each Guarantor hereby acknowledges and agrees that: (i) neither it nor any of its Subsidiaries or Affiliates has any claim or cause of action against the Agent, any Agent-Related Person, any Lender or any Lender-Related Person (or any of the directors, officers, employees, agents, Affiliates or attorneys of the foregoing) and (ii) the Lender Group has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers, the Guarantors, and all of their Subsidiaries and Affiliates. The Agent and the Lenders wish (and the Borrowers and the Guarantors agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. For and in consideration of the agreements contained in this Amendment and other good and valuable consideration, the Borrowers and the Guarantors (the "Releasors") unconditionally and irrevocably release, waive and forever discharge the Agent, any Agent-Related Person, any Lender or any Lender-Related Person, together with their respective successors, assigns, subsidiaries, affiliates, agents and attorneys (collectively, the "Released Parties"), from: (x) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Released Parties to the Releasors or any of them and (y) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), which the Releasors or any of them might otherwise have against the Released Parties or any of them, in either case (x) or (y) on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind (aa) which existed, arose or occurred at any time from the beginning of the world to the Amendment Effective Date or (bb) which could hereafter arise as a result of the execution of (or the observance of the terms of) this Amendment, the Loan Agreement or any of the other Loan Documents.

          (c) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.

          (d) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          (e) Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

          (f) Costs and Expenses. The Borrowers agree to pay on demand all reasonable fees, costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment and any other related agreements, instruments and documents.

          (g) Amendment as Loan Document. The Parent and each Borrower hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if any representation or warranty made by the Parent or any Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

          (h) No Waiver. This Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Loan Agreement or any other Loan Document and the Agent and the Lenders expressly reserve all of their rights and remedies under the Loan Agreement and the other Loan Documents, under applicable law or otherwise.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

                            PARENT:


                            IRON AGE HOLDINGS CORPORATION
                            a Delaware corporation


                            By:
                                ----------------------------------------------
                                Name:
                                Title:


                            BORROWERS:


                            IRON AGE CORPORATION
                            a Delaware corporation


                            By:
                                ----------------------------------------------
                                Name:
                                Title:


                            FALCON SHOE MFG. CO.
                            a Maine corporation


                            By:
                                ----------------------------------------------
                                Name:
                                Title:


                            AGENT:


                            FOOTHILL CAPITAL CORPORATION,
                            a California corporation, as Agent and as a Lender


                            By:
                                ----------------------------------------------
                                Name:
                                Title:

                            LENDERS:


                            CREDIT SUISSE FIRST BOSTON,
                            as a Lender


                            By:
                                ----------------------------------------------
                                Name:
                                Title:


                            HIGHBRIDGE/ZWIRN ACQUISITION PARTNERS, LLC, a Delaware limited liability company, as a Lender


                            By:
                                ----------------------------------------------
                                Name:
                                Title:

                            CONSENT AND REAFFIRMATION


                  Each of the undersigned Guarantors hereby (i) acknowledges receipt of a copy of the foregoing Amendment; (ii) consents to the terms thereof; and (iii) confirms that its obligations, covenants, agreements and duties under the Guaranty and the other Loan Documents remain in full force and effect, and are hereby ratified and confirmed in all respects.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation as of the date of the Amendment.



                                     GUARANTORS:


                                     IRON AGE INVESTMENT COMPANY


                                     By:
                                         ------------------------------------
                                         Name:
                                         Title:


                                     IA VISION ACQUISITION, CO.


                                     By:
                                         ------------------------------------
                                         Name:
                                         Title:

                                     ANNEX I

                                Existing Defaults

1. The failure by the Borrowers to deliver audited financial statements of the Parent and its Subsidiaries for the Fiscal Year ended January 25, 2003, without any qualifications, in accordance with Section 6.3(b) of the Loan Agreement.

2. The failure by the Borrowers to maintain a Fixed Charge Coverage Ratio of not less than 0.83 : 1.00 for the trailing 12 month period ended April 26, 2003, in accordance with Section 7.20(a) of the Loan Agreement.

3. The failure by the Borrowers to maintain a Senior Debt Ratio of not more than 3.25 : 1.00 for the trailing 12 month period ended April 26, 2003, in accordance with Section 7.20(b) of the Loan Agreement.